UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2011

BALLY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31558	88-0104066
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Bally Technologies, Inc. is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed on December 12, 2011, to update its disclosure regarding the frequency of future stockholder advisory votes on executive compensation.  Except as set forth below, this Amendment No. 1 does not amend or otherwise modify or update the information set forth in the original filing.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(d)           At the company’s 2011 Annual Meeting of Stockholders held on December 7, 2011, a majority of the stockholders voted in favor of holding future advisory votes on executive compensation on an annual basis.  In light of this result and other factors, the company has determined to hold future stockholder advisory votes on executive compensation on an annual basis until the next advisory vote on the frequency of such votes.  The next advisory vote regarding the frequency of future advisory votes on executive compensation is required to be held no later than the company’s 2017 annual meeting of stockholders, although an earlier vote may be held at the company’s discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated:	May 4, 2012